UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2021

Supernova Partners Acquisition Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39641	85-2800538
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4301 50th Street NW

Suite 300, PMB 1044

Washington, D.C 20016

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (202) 918-7050

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-third of one warrant to purchase one Class A common stock	SPNV.U	The New York Stock Exchange
Class A common stock, par value $0.0001 per share	SPNV	The New York Stock Exchange
Warrants to purchase Class A common stock, at an exercise price of $11.50 per share	SPNV WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 31, 2021, Supernova Partners Acquisition Company, Inc. (the “Company”) held a special meeting of stockholders via remote communication (the “Special Meeting”) in connection with the Agreement and Plan of Merger dated March 17, 2021 (the “Merger Agreement”), by and among the Company, Orchids Merger Sub, Inc., a Delaware corporation and direct, wholly owned subsidiary of the Company (“First Merger Sub”), Orchids Merger Sub, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of the Company (“Second Merger Sub”), and OfferPad, Inc., a Delaware corporation (“Offerpad”) providing for, among other things, and subject to the terms and conditions therein, a business combination between Offerpad and the Company pursuant by which (i) First Merger Sub will merge with and into Offerpad, with Offerpad being the surviving entity in the merger (the “First Merger”), and (ii) Offerpad will merge with and into Second Merger Sub, with Second Merger Sub being the surviving entity in the merger (the “Second Merger” and, together with the First Merger, the “Mergers” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions” and the closing of the Transactions, the “Closing”). As of the close of business on August 12, 2021, the record date for the Special Meeting, there were 50,312,500 shares of the Company’s common stock, par value $0.0001 per share, (“Common Stock”) outstanding and entitled to vote, of which the holders of 36,886,002 shares of Common Stock were present or represented by proxy at the Special Meeting, which number constituted a quorum. Terms used but not defined herein shall have the meanings assigned to them in the Company’s proxy statement/prospectus dated August 12, 2021.

Set forth below are the final voting results for each of the matters submitted to a vote of the stockholders of the Company at the Special Meeting:

Proposal 1:    The Business Combination Proposal.

A proposal to adopt the Merger Agreement and approve the transactions contemplated thereby and to approve the related agreements described in the Company’s proxy statement/prospectus.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
34,342,933	2,492,246	50,823	0

Proposal 2:    The Charter Proposal.

A proposal to approve and adopt the third restated certificate of incorporation of the Company (the “Proposed Charter”) in the form attached to the Company’s proxy statement/prospectus.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
34,337,122	2,497,797	51,083	0

Proposal 3:    The Governance Proposal.

A proposal to vote on, on a non-binding advisory basis, certain governance provisions in the Proposed Charter.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
30,013,591	5,931,077	941,334	0

Proposal 4:    The Incentive Plan Proposal.

A proposal to approve the Offerpad Solutions Inc. 2021 Incentive Award Plan.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
34,130,138	2,702,490	53,374	0

Proposal 5:    The ESPP Proposal.

A proposal to approve the Offerpad Solutions Inc. Employee Stock Purchase Plan.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
34,332,513	2,500,307	53,182	0

Proposal 6:    The NYSE Proposal.

A proposal to approve, for purposes of complying with the applicable provisions of NYSE Rule 312, the issuance of more than 20% of the Company’s issued and outstanding shares of common stock and the issuance of shares of common stock and warrants to related parties of the Company, in each case in connection with the Transactions.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
34,336,699	2,497,617	51,686	0

Proposal 7:    The Adjournment Proposal.

A proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Proposal, the Governance Proposal, the Incentive Plan Proposal, ESPP Proposal and the NYSE Proposal.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
33,046,277	3,783,488	56,237	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERNOVA PARTNERS ACQUISITION COMPANY, Inc.

Dated: August 31, 2021	By:	/s/ Michael Clifton
	Name:	Michael Clifton
	Title:	Chief Financial Officer